Shipbuilding     Contract

for  the  supply  of

one  A.H.T.S.  Vessel

Fincantieri  no.  6169

between

FINCANTIERI  Cantieri  Navali  Italiani  S.p.A.

and

ATL  Offshore   GmbH

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TABLE    OF   CONTENTS

Enclosure "A" - Protocol of delivery and acceptance of the Ship (Art. 8)	18
Enclosure “B” - Model of Bank Guarantee for Advance Payment (Art. 10)	19
Enclosure “C” - Model of Bank Guarantee for Progress Payment (Art. 10)	21
Enclosure “D” - Model of Bank Guarantee for Technical Guarantee Period	23

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CONTRACT
between

—  ATL Offshore GmbH, located at Garrelsstr. 14, 26789 Leer, Germany, hereinafter referred to as "OWNER", represented by Dr. Niels Hartmann on one part

and

—  FINCANTIERI Cantieri Navali Italiani S.p.A., a Company organised and existing under the laws of the Republic of Italy, with Naval Vessel Business Unit located at Via Cipro, 11, 16129 Genoa, Italy, hereinafter referred to as  "FINC", represented by Mr. Enrico Bonetti as per proxy dated 26th Januray 2007, on the other part

hereinafter defined Party and/or Parties.

WHEREBY IT IS AGREED AS FOLLOWS:

ARTICLE 1.   OBJECT OF THE CONTRACT

1.1.  FINC’s obligations shall consist in supplying one “Anchor Handling, Towing and Supply“ Vessel (hereinafter referred to as the "Ship"), to be built at FINC’s Shipyards and delivered to the Owner, which agrees to accept delivery from FINC, and built in accordance with the conditions and stipulations stated herein, and as specified in the following technical documents:

Specification :
BS 8000000M rev. 0, dated 20/09/06 – Technical Specifications;
Modification to the Air Conditioning System – Group 57, as agreed between the Parties on 16 January 2007, for which an emended Technical Specification will follow.
All other modifications as agreed for newbuildings Fincantieri 6160 – 6163 up to and including the 16th of January 2007, but excluding the quarter pins, the 2nd storage reel on deck and the crane extention to 18m.

Drawings :
2000-100 rev. 02 – General Arrangement (Moss Maritime)
2000-101 rev. 02 – Tankplan (Moss Maritime)

which, signed by both Parties, are an integral part hereof, although not attached hereto.

1.2. In the event of conflict between this Contract and the Specification of Art.1.1 and/or the Plans, the provisions of this Contract shall prevail. In the event of conflict between the Specification and the Plans of Art.1.1, the provisions of the Specification shall prevail.

1.3	The main characteristic of the Ship is in moving the anchors of off-shore platforms and in rendering services to the platforms.

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ARTICLE 2.   SHIP’s CLASSIFICATION - RULES AND REGULATIONS -
                       CERTIFICATES

2.1.   The Ship shall be built :
(a) under the survey of the classification society American Bureau of Shipping (hereafter “ABS” or the “Classification Society”) in accordance with the rules and regulations in force at the date of this Contract in order to obtain  the Class as stated in the Technical Specifications; the Vessel will be built as if she will fly Italian flag.

(b) in compliance with the Main Groups of the Technical Specification.
Should it so happen there be a conflict, the Main Groups of the Technical Specification will prevail over the Main Group 1 – General.
In the event of conflict between the Technical Specification and/or the Plans, the provisions of the Technical Specification shall prevail.

2.2      The Ship will comply with the provisions of the Laws, Rules, Regulations and Recommendations mentioned in the Technical Specifications, published and in force at the signature  of this Contract . For provisions of  Laws, Rules and  Regulations which could enter in force in the period between the signature of the Contract and the delivery of the Ship, the disposals contained in Art 17.2. will apply.
On Ship’s delivery, FINC shall hand over to the Owner the certificates and documents mentioned in the foregoing Technical Specifications.
Classification, testing and survey charges to be paid to the foregoing Classification Society for the items supplied by FINC shall be for the account of FINC.
The decisions by the Classification Society as to the Ship’s compliance or non-compliance with the rules and regulations whose observance is compulsory shall be binding on both Parties hereto.

ARTICLE 3.    SHIP  CHARACTERISTICS

3.1.     The Ship shall have the following main dimensions and characteristics:
Length, overall	abt. 76,50 m
Length between perpendiculars	67,40 m
Breadth, moulded	17,50 m
Depth, moulded	8,00 m
Full Load Displacement (890 t of fuel)	abt. 6.320 t
Corresponding moulded draught	abt. 6,80 m
Sea Trial Draught	5,00 m
Corresponding Displacement	abt. 4.275 t
Maximum Deadweight	not less than 3.000 t
Corresponding moulded draught	abt. 6,80 m
Maximum speed at 5,00 m draught	16,3 kt
Bollard Pull	188 t
The foregoing main dimensions may be slightly modified, to the sole judgement of FINC, should FINC deem such modifications necessary to fulfil the draft, deadweight and speed contract conditions.

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3.2.   Cargo capacity:
The Vessel’s deadweight shall be 2.210 tons (of 1000 kg each) at a mean draft in saltwater (specific gravity 1.025) of 6,00 metres above base line.   The specified deadweight shall include fuel, provisions, carried chains, cables for AH activities, stores, freshwater, crew and passengers in addition to spare parts in excess of the requirements of Class.
In case some options, with respect to the basic configuration, are agreed, then deriving reduction in contractual deadweight shall be duly taken into account.

3.3.   Speed:
The Vessel’s average speed at sea trials undertaken as per Technical Specification shall be at least 16,3 knots at 100% of max. continuous power, with the gear box driven alternator developing zero output.

3.4.   Fuel consumption:
The fuel consumption of each main engine on test bed, including three driven pumps, shall not exceed 186,2 grams per kW per hour at 100% of max. continuous power using grade MDO fuel  with an effective calorific value of at least 42,7 MJ/kg.

3.5.   Propulsion machinery:
Type : 4 Diesel Engines (see Technical Specification).
Max. continuous power  = 4 x 3.000 kW each.

3.6.    Ship’s design and building will be in accordance with the rules and regulations indicated at Para. 112 of the Technical Specification, and with ISO 9001:2000 concerning the Quality Assurance System to be activated for the Contract duration.

ARTICLE 4.   EXCLUSIONS FROM FINC'S SUPPLY - OWNER'S SUPPLY

FINC's supply shall exclude any item, piece of equipment and/or machinery not expressly indicated as included in the Technical Specification.
The Owner’s supplies shall reach FINC’s Shipyard, delivered free to FINC’s Shipyard, according to FINC’s instructions.
Fuel-oil and lubricants for the set-up of the on-board plants and for all the trials of the Ship afloat shall be paid by FINC ; the residue fuel-oil and lubricants existing on-board on date of delivery will be paid by the Owner.

ARTICLE 5. WORK PREPARATION - SUPPLIES BY THIRD PARTIES

5.1.  Transmission of technical documentation: with reference to plans and drawings listed in Annex D of the Technical Specifications, the  procedure  “121.a  Work preparation” of the Technical Specification, shall apply.

5.2.   The major sub-contractors / sub-suppliers are listed in the Vendor List attached to BS 8000000M rev. 0 - dated 20/09/06 – Technical Specifications, and  FINC will be free to choose among the names listed sending information in writing to the Owner in advance before placing the orders. The sub-contractors / sub-supplier of other items will be designated by FINC during construction who will take in consideration possible requests of the Owner.

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Any contact with FINC's Suppliers in connection with the supplies intended for the Ship object of this Contract shall, in any case, be carried out through FINC.
FINC shall guarantee the Owner for all the supplies from third parties as set forth in Article 24. hereof.

ARTICLE 6.   SHIPYARD  NUMBER

The Ship object of this Contract shall be identified with the Shipyard Number 6169.

ARTICLE 7.   INSPECTION  DURING  CONSTRUCTION

During the Ship's construction, the Owner shall have the right to have the Ship and all engines, auxiliary machinery, outfit, furnishings, etc. inspected by its authorised Representatives. To this purpose, the Owner’s authorised Representatives shall be granted by FINC free access - during working hours - to the Ship, FINC's premises and plants and, in case that parts intended for the Ship object of this Contract may have been sub-contracted by FINC, free access shall be granted also to subcontractors’ plants.
The Owner and/or its authorised Representatives shall promptly notify in writing FINC of the non-compliance with the contractual conditions of materials, works, machinery and manufactures. Failure to serve prompt notification of such defects and/or deviations shall be considered to all effects as an acceptance of whatever inspected.
FINC shall take into due account reasonable remarks, if any, by the Owner or by its Representatives, within the limits of the contractual obligations.
The Owner’s authorised Representatives shall comply with the work rules prevailing at FINC's premises as far as they may be concerned. They shall also address their remarks exclusively to FINC's appointed Representatives.
Should the Owner elect to entrust the inspection to persons outside its organisation, such persons shall be subject to FINC's prior approval.
FINC shall give to the Owner reasonable advance notice about the dates of the tests of the main machinery.
On completion of test operations for major items, Protocols of Acceptance shall be drawn up and undersigned by the Owner’s and FINC's Representatives and, wherever required, by the Classification Society.
FINC shall provide within its Shipyard suitably furnished office spaces for the Owner’s Representatives, for the proper performance of their duties.

ARTICLE 8.   DELIVERY  -  LIQUIDATED  DAMAGES

8.1.   The Ship will be delivered within 31st December 2009.
The delivery of the Ship means the presentation of the Ship afloat at FINC shipyard in Italy, moored at quay, free from encumbrances or liens, upon satisfactory trial completion .

A Protocol of Delivery and Acceptance, according to Enclosure "A", will be signed by FINC and the Owner and the following documents will be handed over to the Owner:
(A)  Invoice for the total final price.
(B)  Declaration of Warranty of FINC that the Ship is delivered to the Owner free and clear of any all liens, claims or other encumbrances upon the Ship, and in particular that the Ship is absolutely free from all burdens, in the nature of imposts, taxes or charges imposed by the city, state or county of the port of delivery, as well as from all liabilities arising from the construction or operation of the Ship on trial runs or otherwise, prior to delivery and acceptance.

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(C)  Documents provided in the Technical Specifications, in the usual form they are issued on delivery.

8.2. The Ship shall be delivered to the Owner pursuant to the terms of this Contract and provided the payments hereinafter specified are made within the terms set forth, upon completion of trials, in the Italian harbour where the Ship is moored at that time, at the date established in previous 8.1., subject to the extension due to events of Force Majeure as set forth in Article 18. hereof, to modifications set forth in Article 17. hereof and to delay in payment as below.
FINC shall be entitled to one (1) day extension in delivery time for each day of delay in the payment of any instalment.

8.3.   Should the Ship not be delivered within the contract term for causes for which FINC is liable, FINC shall pay to the Owner, as final liquidated damages, an amount of EURO for each calendar day of delay as follows :
1st - 15th day	No liquidated damages
16th - 30th day	Euro 5.000,00 (fivethousand)
31st - 60th day	Euro 10.000,00 (tenthousand)
61st – 120th day	Euro 15.000,00 (fifteenthousand)

Should the delay in the delivery of the Ship, for causes for which FINC is liable, exceeds by 120 (onehundredtwenty) calendar days the foregoing delivery date - as extended according to this Article and Articles 17. and 18. hereof – the Owner, as an alternative to continue in receiving the foregoing liquidated damages, shall have the right to resolve this Contract with the consequences set forth in Article 15. hereof.

8.4.  In the event that defects and/or deviations, which could be easily eliminated, should emerge on Ship delivery, FINC undertakes to eliminate them at its own expense.
However, should such an elimination entail costs and work time disproportionate to the benefit ensuing for the Owner, the Owner shall be entitled to a price reduction, if any, but shall not have the right to refuse to take delivery of the Ship.
However, should the Ship present defects and deviations such as to make same unsuited to the service for which she has been ordered, the Owner shall have the right to resolve this Contract with the consequences provided for in Article 15. hereof.

ARTICLE 9.   PRICE

The Owner shall pay to FINC the price, fixed and not subject to adjustment, of:
Euro  40.260.000,00  (fourtymillion twohundred and sixty thousand Euro).

ARTICLE 10.   PAYMENT PROCEDURES

10.1.  The Owner  will   proceed as follows :
—  the first  (10.2.a ) and second (10.2.b) instalment will be paid directly by the Owner;

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—  the third  (10.2.c ) and  fourth (10.2.d) instalment will be paid directly by the Owner but supported by a Comfort Letter issued by the Bank of the Owner, which will be  delivered to FINC within three months from Contract Effective Date;
—  the fifth (10.2.e) instalment will be paid through an irrevocable Letter of Credit opened  by the Owner in a primary German bank agreed with FINC; the Letter of Credit will be opened one year before the Contract Delivery  Date stated in Art. 8.1..

10.2.   The price referred to in Article 9 hereof shall be paid by the Owner to FINC as below :

a) The sum of Euro 2.013.000,00 (twomillion thirteenthousand Euro) representing five percent (5%) of the contract price stated under foregoing Article 9., to be paid upon signature of the Contract and as a condition for the Contract Effective Date, upon presentation by FINC to the Owner of:
•	the relevant invoice;
•	a guarantee issued as per model in Enclosure B.

b) The sum of EURO Euro 2.013.000,00 (twomillion thirteenthousand Euro) representing five percent (5%) of the contract price stated under foregoing Article 9., to be paid upon presentation by FINC to the Owner of:
•	the relevant invoice;
•	a certificate issued by the Classification Society stating the beginning of steel cutting;
•	the guarantee issued as per model in Enclosure C.

c) The sum of EURO 4.026.000,00 (fourmillion twentysixthousand Euro) representing ten percent (10%) of the contract price stated under foregoing Article 9., to be paid upon presentation by FINC to the Owner of:
•	the relevant invoice;
•	a certificate issued by the Classification Society stating the installation of the Main Engines;
•	the guarantee issued as per model in Enclosure C.

d) The sum of EURO 4.026.000,00 (fourmillion twentysixthousand Euro) representing 10 per cent (10%) of the contract price stated under foregoing Article 9., to be paid upon presentation by FINC to the Owner of:
•	the relevant invoice;
•	a certificate issued by the Classification Society stating that the Ship has been launched;
•	the guarantee issued as per model in Enclosure C.

e) The sum of EURO 28.182.000,00 (twentyeightmillion onehundred eightytwothousand Euro) representing seventy per cent (70%) of the contract price stated under foregoing Article 9., to be paid on presentation by FINC to the bank in which the Letter of Credit has been opened:
•	an original of the relevant invoice;
•	an original of the Protocol of Delivery and Acceptance of the Ship as per Enclosure A;
•	the guarantee issued as per model in Enclosure D.

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10.3.  All payments to FINC as per Article 10.2. a) b) c) and d) are to be made in Italy in EURO at a bank to be designated by FINC, without any deduction whatsoever, on the dates the payments are due.
Any possible expenses  connected with the payments of the first four instalments will be at Owner’s account except those incurred by FINC's Bank for the account of FINC.
The costs for opening of the Letter of Credit  will be 100% for FINC’s account, with an upper limit of 0,7% of the L/C amount. FINC will receive from the owner the documentary evidence of the costs of the L/C.

The Letter of Credit has to be opened 12 (twelve) months prior to the delivery of the Vessel.

The amounts due by the Owner or by FINC for the modifications, if any, to the Technical Specification and to the Plans shall be paid up to fifty per cent (50%) on ordering of such modifications, and the balance upon Ship delivery.

Liquidated damages, if any, for delivery and minor performances shall be determined on Ship delivery and the relevant amount shall be paid to the Party entitled thereto on same date.

The Owner shall not delay or discontinue any payment foreseen in this Contract for any reason whatsoever. Exceptions and/or claims, if any, by the Owner against FINC, shall be asserted separately according to the provisions set forth in Article 28. hereof.

10.4   The above mentioned Bank Guarantees will be issued by one of the following Italian primary banks, chosen by Fincantieri: Deutsche Bank, Banca Intesa, Banca di Roma, B.N.L. Banca Nazionale del Lavoro, Unicredit Banca.  FINC will inform the Owner 10 working days in advance of issuing the respective Guarantees about their choice of Bank.

ARTICLE 11.   DEFAULTS

Should the Owner be in default in the payment of any contractual instalment and/or other amounts due whatsoever, then the Owner shall pay to FINC - as from the due date - an interest at the rate of two per cent (2%) per annum over EURIBOR at 6 months.

Should the aforesaid delay exceed thirty (30) days from the due date, then FINC shall be entitled to discontinue any further work on the Ship until payment of the outstanding amount and interest thereon has been made, serving relevant notice to the Owner.
Should the aforesaid delay exceed three (3) months from the due date, then FINC shall be free to act according to its rights, including the resolution of the present Contract. Should the Owner fail to take delivery of the completed Ship in accordance with the conditions of this Contract, and this not even within the term notified by registered letter sent to its address, as set forth in Article 8.1. hereof, then the delivery of the Ship shall be regarded as occurred both to the effects of the expiration of payments contractually due on Ship delivery, and to the effects of the guarantee period running.

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ARTICLE 12.   TRIALS

The Ship  shall run the following test and trials:
(1)  Harbour Acceptance Tests, including setting to work of the various equipment;
(2)  Sea Acceptance Trials.
The sea trial schedule shall be timely agreed upon among the Owner, FINC and the Classification Society.
The sea trial under para. (2) above shall be conducted as indicated in the Technical Specification.
Should the weather conditions (no wind, no waves or swell) not occur on the days scheduled for trials, FINC shall have the right to postpone it. In such a case, FINC shall be entitled to an extension of Ship delivery term equal to the whole postponement time period.
FINC shall have the option to carry out preliminary sea-trials for the adjustment of the propulsion machinery starting and operation as FINC may deem fit.
FINC shall have the right to repeat any trial whatsoever.
Should any breakdowns occur during sea-trials, entailing their interruption or irregular performance, the trial so affected shall be cancelled and shall be repeated by and at the expense of FINC.
However, if such breakdowns could be repaired by the normal means available on board, the trial, by previous agreement between the Owner and FINC, shall be continued and considered as valid in all respects.

ARTICLE 13.   PERFORMANCES  -  LIQUIDATED  DAMAGES

13.1.   Speed
Should the Ship's speed at trial displacement and under the conditions stated in the Technical Specification be lower than the value stated in  Art 3.3., FINC shall pay to the Owner, as final liquidated damages, the following amounts:
—	for the first 0.5.knot of less speed: nothing;
—	for further 0.5 knot of less speed up to 1 knot: Euro 15.000,00 (fifteenthousand) per tenth of knot;
—	for further 0.5 knot of less speed up to 1.5 knots: Euro 25.000,00 (twentyfivethousand) per tenth of knot;
Should the Ship's speed be lower than 1,5 knots of the speed as per Art. 3.3 above, then the Owner, as an alternative to receiving the above liquidated damages, shall have the option to resolve this Contract with the consequences provided for in Art. 15. hereof.

13.2.    Deficiency in Fuel Consumption
(a)        If the fuel consumption on the test bed trials exceeds the figure stipulated in Article 3.4. by more than 5% but below 8%, FINC will pay as liquidated damages  Euro  50.000,00 (fiftythousand) for each full percentage between the two figures per gram per kW per hour.
(b)        If the fuel consumption on the test bed exceeds the figure stipulated in Article 3.4. by more than 8%, the Owner may, at its option, (1) reject the main engine or (2) accept the main engine by cashing the maximum amount referred to above. If the Owner rejects the main engine and FINC as a consequence is unable to deliver the Ship within the contractual delivery time, the Owner may resolve  the Contract.

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13.3.   Deficiency in Bollard Pull
If the Vessel Bollard Pull  as per Art 3.1., to be obtained in correspondence to 100% of max. continuous power on each propeller contemporarily, is not achieved, FINC will pay as liquidated damages to the Owner as follows:
—  for each full ton reduction up to 184 tons:  no damages;
—  for each full ton reduction in the bollard pull from 184 to 180 achieved tons, a liquidated damages of Euro 30.000,00 (thirtythousand).

If the deficiency in bollard pull is more than 8 (eight) tons, the Owner may resolve  the Contract.

13.4. Deficiency in Deadweight
If the deadweight as per Art 3.2 is not attained and the reduction exceeds 5% of the stipulated deadweight, FINC will pay as liquidated damages to the Owner Euro 3.000,00 (threethousand) per each ton of reduction.

If the reduction in deadweight is more than 10 % of the stipulated deadweight, the Owner may resolve  the Contract.

ARTICLE 14.   MAXIMUM  AMOUNT  OF  LIQUIDATED  DAMAGES

The maximum amount of liquidated damages referred to in Articles 8. (Delivery) and 13. (Performances) hereof, shall in no case whatsoever exceed ten per cent (10%) of the Ship price set forth in Articles 9., but should said amount exceed it, then the Owner waives as from now its entitlement to any higher amount: the Owner, as an alternative to receiving the above liquidated damages, shall have the option to resolve this Contract with the consequences provided for in Article 15. hereof.

ARTICLE 15.   RESOLUTION  OF  THE  CONTRACT

15.1.     In the event of resolution of this Contract by default of FINC, to which the Owner has to send a warning notice to fulfil the Contract within three (3) months, the Owner shall be entitled to:
(a)	the refund of all the sums paid to FINC for the Ship, increased by the an interest at the rate of two per cent ( 2%) per annum over EURIBOR at 6 months;
(b)	the payment, as compensation of final liquidated damages of any kind whatsoever, of the amount of Euro 300.000,00 (threehundredthousand).
The foregoing warning to fulfil the Contract shall conversely not be necessary in the events set forth in Articles 8.3 and 13.

15.2.     In the event that the cause of resolution of this Contract shall be a default of the Owner, FINC will be entitled to be paid in proportion to the work done, the materials bought and the engagements undertaken, plus 10 % conventional profit on the value of  the  works which will not be done and will put at disposal of the Owner the materials and/or parts of the Ship which the Owner will be obliged to remove from FINC's Shipyard within six months from resolution, failing which removal FINC will have the right to consider all parts / materials abandoned and will have the right to fully dispose of them.

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ARTICLE 16.   INSURANCE

The Ship under construction must be insured with leading Insurance Companies up to the time of delivery by and at the expenses of FINC against:
a)         all risks covered by "Institute Clauses for Builders' Risks" and usual supplementary conditions;
b)         all risks covered by "Institute War Clauses / Builders' Risks" and "Institute Strikes Clauses / Builders' Risks".
The insurance shall cover the contract value of the Ship.
The insured amounts shall be allocated to the repair of damages and/or to the reconstruction of the Ship.

In the event of a total constructive loss, arranged or compromised, and/or abandonment, FINC shall be entitled to withdraw from this Contract or to fulfil it but with the right to an adequate extension in the delivery term. Should FINC exercise its withdrawal right, the Owner shall only be entitled to the reimbursement of the amounts already paid to FINC .
To guarantee such reimbursements, the insurance policies stipulated by FINC shall be bound in favour of the Owner to the extent of payments made by OWNER.

The covering of the aforementioned insurance and the due fulfilment by FINC of its obligations set forth herein, exempt FINC from any other whatsoever responsibility, both legal and contractual, in connection with the risk and damages of the Ship under construction.

ARTICLE 17.    MODIFICATIONS  TO  PLANS  AND  SPECIFICATION

17.1.     FINC shall make the modifications, if any, to the Specification and Plans referred to in Article 1. hereof as may be requested by the Owner provided that, in the unobjectionable opinion of FINC, such modifications or accumulation of modifications do not adversely affect the Ship's building programme and the production programmes of FINC and its Sub-contractors.
Both the requests by the Owner and the relevant acceptance by FINC, shall be made in writing.
FINC shall notify in writing the Owner of the variations in price and other contract conditions which the accepted modifications may entail and shall execute such modifications only upon written acceptance of the foregoing variations by the Owner.
The Owner’s written acceptance shall have to reach FINC within ten (10) days from the date of receipt of FINC's notice or within fifteen (15) days from the notice despatch by FINC, whichever is the shorter term.
Should such an acceptance not be received within the term set forth, FINC shall have the right to continue the Ship's construction as if no request for modification were made by the Owner.
In case of disagreement on the price and/or consequent variations of the contract conditions concerning modifications accepted by FINC, the Owner shall have the right to have such modifications performed, but it shall undertake, by written notice to FINC, to pay the price requested by FINC according to the terms of Article 10. hereof: the Owner keeps on its title to exercise its rights deriving from Art 28.

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17.2.    In the event that, subsequent to the date of signature of this Contract, variations should be made to the provisions whose fulfilment is compulsory, FINC shall notify in writing the Owner of the consequent modifications and price thereof.
The Owner’s written acceptance shall have to reach FINC within ten (10) days from the date of receipt of FINC's notice or within fifteen (15) days from the notice despatch by FINC, whichever is the shorter term. Failing such acceptance, FINC shall carry out the notified modifications, which shall be considered to all effects as though they had been confirmed by the Owner.
The Owner shall pay the price requested by FINC according to the terms of Article 10. hereof, while keeps on  its title to exercise its rights deriving from art 28.

ARTICLE 18.   EVENTS  OF  FORCE  MAJEURE

Any event not caused by FINC and preventing FINC from the fulfilment of its obligations, shall be regarded as an event of force majeure.
Among the foregoing events are in any case included strikes, lockouts, plants occupation, non-co-operation and, in general, any work disturbance, delays in delivery of ferrous/light-alloy materials or of important finished or semi-finished items ordered to sub-suppliers (except late delivery due to late order by FINC), casting and machinery rejects and similar, as well as the effects that the foregoing facts may directly or indirectly have on the whole of FINC's engagements.
Should such events occur, the Ship's delivery term shall be extended by the period of time lost by FINC as a consequence of such events, provided that FINC timely notifies in writing the Owner of that occurrence.

ARTICLE 19.   PATENTS

FINC, for the items of its own supply, shall hold the Owner harmless against any claim made by third parties for patent rights and for any other relevant reason, and FINC undertakes for its account every liability or indemnity whatsoever.

ARTICLE 20.   INTELLECTUAL  PROPERTY  RIGHTS

The Ship will be built based on the Design property of MOSS a.s. (Norway) under License for use of FINC for the Ship object of this Contract.
The technical information related to the Ship and furnished to the Owner under this Contract, including reports, drawings and other data, are to be protected.
A dedicated “Non Disclosure Agreement” between FINC and the Owner has been signed on 15.08.2006 and the Parties make reference to the disposal here contained for all effects.
None of the said information may be reproduced by the Owner, unless with written consent of FINC which shall not be unreasonably withheld.
Notwithstanding the above, the Owner shall have the right to use the information only for maintenance and repairs, and for commercial purposes .
FINC guarantees that the Ship shall not infringe any patent, copyright, registered design, trademark or trade name.
In the event of any action, claim or demand for the infringement of an Intellectual Property right by the use of the Ship, the Owner shall inform FINC of such claim without delay.

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FINC shall indemnify the Owner in respect of any liability arising thereof and bear all expenses relating to the said action, claim or demand , provided FINC has been given the opportunity to conduct the action and / or proceedings at its own convenience.

ARTICLE 21.   ASSIGNMENT  OF  THE  CONTRACT

Neither of the Parties hereto shall assign this Contract to a third party unless prior consent of the other Party is given in writing, such consent not to be unreasonably withheld.

One, among others, conditions for consent is that the Assignee will maintain all guarantees received by FINC (including the Letter of Credit),  or in case of renewal by the Assignee such guarantees will be renewed in a manner not decreasing the level of guarantee of FINC.
The deed of assignment will be subject to the same legal formalities of this Contract.

For financing purposes the Owner  can assign some rights hereof (agreed with FINC but in any case excluding mortgage or any lien on the ship  under progress) in order to obtain means  for the payment of  the third  (10.2.c ) and  fourth (10.2.d)  instalment.

ARTICLE 22.   PROPERTY  RIGHTS  OF  THE VESSEL

During the construction, FINC and the Owner undertake not to dispose of the hull and / or parts thereof, the engine and / or parts thereof, the machinery, equipment and / or outfitting materials and in general anything else intended for the construction of the Ship, and not to allow any mortgage or lien being registered on the Ship or part of the same .
The property of the Ship will pass on to the Owner upon Ship delivery.

ARTICLE 23.   RESPONSIBILITY  AFTER  DELIVERY

On delivery of the Ship to the Owner, every responsibility for the safety and for the use of the Ship is transferred to the Owner, remaining on FINC only the guarantee obligations set forth in Article 24. hereof.

ARTICLE 24.   TECHNICAL  GUARANTEE

24.1.  The technical guarantee of the Ship shall have the not extendable validity of twelve (12) calendar months (except for those equipments for which the supplier grants a longer period ) commencing on the date of the Ship's delivery to the Owner.
On Owner’s request, FINC shall, at its own expense, repair and/or replace at one of its Shipyards any part of its own supply (including the supply of its Sub-contractors and suppliers) for which the Owner notifies on delivery defects or deviations or which, during the foregoing guarantee period, show defects and deviations not remarkable on delivery, chargeable either to design, materials or workmanship, provided that such defects and deviations are notified in writing to  FINC on delivery or, at the latest, within one (1) month from the date of their discovery and provided that the Owner can prove that such defects and deviations are attributable to  FINC.

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Repairs and replacements carried out by FINC in accordance with this Article shall be covered by a prolongation of guarantee governed by all the provisions of this Article but the extent of the guarantee shall in no case exceed the time period of twentyfour  (24) months from the date of Ship's delivery.

In the event that the Ship should need to be dry-docked, solely for repairs or for replacements made necessary by defects or deviations attributable to FINC, pursuant to the provisions of this Article, the relevant expenses shall be borne by FINC exclusively.

24.2.    Should it be necessary, owing to the conditions and location of the Ship or to avoid delays in carrying out urgent repairs or replacements, the Owner may have the repair and/or replacement work covered by FINC's guarantee carried out elsewhere from FINC's Shipyards, provided that the Owner previously notifies FINC, by letter or facsimile, about the type and extent of the defects or deviations to be remedied, stating the reason for necessity to have the work carried out elsewhere and provided the relevant approval from FINC is received by the Owner.
In such a case, FINC shall reimburse to the Owner the documented expenses incurred by the Owner for such repairs and/or replacements.
Such a reimbursement, however, shall not exceed the cost which FINC would have borne by carrying out the repairs and/or replacements at its Shipyards.

If requested by FINC, the Owner shall return, at its care and expense, the parts replaced.
FINC shall not have to make any reimbursement for works, repairs and/or replacements carried out by the Owner without the prior approval of  FINC.
In any case, any guarantee and/or liability by FINC for repairs and/or replacement work carried out outside FINC's Shipyards is excluded.

24.3.     End-guarantee works, if any, will be done at Muggiano Shipyard, where the Owner will make the Ship available at the end of the 12 months period at its care and cost.
If, in accordance with the Owner, repairs and/or replacements will be done due to use and/or maintenance activities, the Owner shall be charged with the relevant expenses.

24.4.    FINC's liability shall be limited to the foregoing obligation, and FINC and its sub-contractors and suppliers shall have no liability whatsoever for damages in any way deriving from or consequential to the foregoing defects or connected with deviations or with the repair and replacement processes; likewise is excluded any other liability deriving from or in any way connected with any other cause not included in the foregoing guarantee obligation, which covers solely repair and/or replacement.
FINC shall not be liable for defects or deviations due to normal wear and tear of the materials and for any damage whatsoever due to use of the Ship, to accidents occurred with the Ship moored and/or at sea, or to fires, mismanagement or negligence in the use of the Ship by the Owner or by persons which, at the time of the damage, were in possession of or governing the Ship, and FINC will not bear any responsibility for repair and/or replacement consequent to the above ..

24.5.    FINC shall have the right during the first six months of the guarantee period to put on board of the Ship, at its costs, an engineer to follow the operations of the Ship. The Owner will recognise to the engineer a treatment on  board of the same level of the chief engineer: during the stay on board of the guarantee engineer, all communications related to guarantee problems will be presented to him.

page 15 /23

ARTICLE  25.   TAXES  –  DUTIES  AND  OTHER  CHARGES

All taxes, including income taxes , duties, dues and fees or similar charges levied by the Republic of Italy for the implementation of this Contract shall be borne by FINC.
All taxes, including income taxes, whether for persons and/or Companies, duties dues and fees or similar charges levied by Germany in connection with the implementation of this Contract shall be borne by the Owner.

ARTICLE  26.   CONFIDENTIALITY

No advertisement or statement in respect of the terms and conditions of this Contract shall be published or made by FINC or by the Owner in any newspaper, magazine or in any other form of media without the prior written agreement of both parties.

ARTICLE 27.   CONTRACT EFFECTIVE DATE

This Contract shall become effective when the first payment instalment as per Art 10.2 letter a)  has been cashed by FINC.

In the event that the first payment will not be made for whatever reason, within 30 calendar days from the signature of this Contract, FINC will have the right to update Terms and Conditions of this Contract.

ARTICLE  28.   LAW  AND  DISPUTES

The present Contract is ruled by the laws of Switzerland.
Any disputes, conflicts or differences of any kind, which shall arise between the Parties with regard to the interpretation of this Contract, or relating to the performance of any of the agreed obligations, under this Contract shall, if possible, be amicably settled.
Failing such amicable settlement the Parties have elected to have the dispute referred to an arbitration tribunal of three arbitrators, who will judge in Geneva (Switzerland) in accordance with the provisions of the Rules of Conciliation and Arbitration of the International Chamber of Commerce, to which the Parties declare to adhere.
The two Parties shall pay fees and expenses of the arbitration proceeding in accordance with the award passed by the Arbitration Tribunal.
The award passed by the Arbitration Tribunal shall be final and binding on both Parties and shall be enforceable before any court of competent jurisdiction.
The commencement of any arbitration proceeding under this Clause shall in no way affect the continual performance of the obligations of the Parties under this Contract, except insofar as such obligation relate to the subject matter of such proceedings.

page 16 /23

ARTICLE  29.   MISCELLANEOUS

This Contract constitutes the entire agreement between the Owner and FINC and supersedes and cancels all prior representations, negotiations, letters, acceptances, agreements and understandings, whether verbal or written, between the Owner and FINC, with respect to or in connection with any of the matters or things to which this Contract applies or refers.
Any amendment to this Contract shall be made in the form of a written amendment, fully agreed and signed by the Owner and FINC.

ARTICLE  30.   ELECTION OF DOMICILE

For all the purposes of this Contract, the Owner elects its domicile in Garrelsstraße 14, 26789 Leer, Germany , and FINC in Via Cipro 11, 16129 Genoa, Italy.

SIGNATURE

This Contract is signed in three (3) identical originals, one for FINC, one for the Owner and the third copy (with signatures authenticated by a Notary Public in the place of signature) for the registration in the Italian Coast Guard of the territory in which the Ship is built.

SIGNED by Dr. Niels Hartmann
who hereby declare to act on behalf of
and be duly authorised by the Owner

/S/

SIGNED by Mr. Enrico Bonetti
who hereby declares to act on behalf of
and be duly authorised by FINC

/S/

DATE	30th January 2007	PLACE	Leer

page 17 /23

ENCLOSURE “A”

PROTOCOL
of
DELIVERY AND ACCEPTANCE OF THE SHIP

SHIP      __________________________

Date and place :_______________________________

With reference to Art. 8 of the Contract signed in _________ on _________ between  ATL Offshore GmbH & Co  and  FINCANTIERI Cantieri Navali Italiani S.p.A.,
Today between Mr. _________ on behalf of and duly authorised by ATL Offshore GmbH& Co, and Mr. _________on behalf of and duly authorised by FINCANTIERI Cantieri Navali Italiani S.p.A., it is hereby certified on _________ in _________ the acceptance of and delivery of the said Ship .

Authorised Representative of	Authorised Representatives of
FINCANTIERI Cantieri Navali Italiani S.p.A.	ATL Offshore GmbH

Name:	Name:

Title:	Title:

* Issued in three originals, of which:
    -  two for  FINCANTIERI
    -  one for  the OWNER

page 18 /23

ENCLOSURE  “B”

Model  of  Bank  Guarantee  for  Advance  Payment

In accordance with the conditions of Contract dated _________ (hereinafter called the “Contract”) for the construction of one Ship for ATL Offshore GmbH (hereinafter called “the OWNER”), FINCANTIERI Cantieri Navali Italiani S.p.A. - Naval Vessel Business Unit, (hereinafter called “FINC”), shall deliver a guarantee issued by a bank in favour of the OWNER to guarantee the advance payment  as per Art 10.2.a) under the said Contract for an amount of EURO ______________== (_________________ thousand Euro).

We (name of the Bank) have agreed to give to OWNER  such guarantee.

NOW THEREFORE, we __(bank)____having office at_________, agree unconditionally and irrevocably to guarantee the re-payment to the OWNER, on its first written demand without whatsoever right of objection on our part and without his first claim to FINC, in the amount not exceeding EURO ______________.== (_________________ thousand ) until delivery of the Ship

Above written demand shall indicate the violations of FINC under the terms of the said Contract.

We, _________, further agree that no change or addition to or other modification of the terms of the Contract or of Works to be performed thereunder, shall in any way release us from any liability under this guarantee, and we hereby waive notice of any such change, addition or modification.

This guarantee shall be a continuing guarantee from the date of the payment to FINC of said advance payment and shall remain into force and effect or until all sums of money guaranteed hereby have been paid, or if earlier until the date of signature (which event is expected to happen  on _________) of the “Protocol of delivery and acceptance“ of the Ship, as per model attached hereto, upon presentation to us of an original of the same, and in any case this guarantee will automatically expire on ___date____save for any claim made on or prior to such date or prior to above event, such expiration taking place even if the present guarantee is not returned to us

The present guarantee is governed by the “I.C.C. Uniform rules for demand guarantees“ – Publication 458 of International Chamber of Commerce - and for matters not governed by such Uniform Rules, the provisions of the Contract shall apply.

page 19 /23

Attachment to the Bank Guarantee for Advance Payment

PROTOCOL
of
DELIVERY  AND  ACCEPTANCE  OF  THE  SHIP

SHIP      __________________________

Date and place :_______________________________

With reference to Art. 8 of the Contract signed in_________ on _________ between ATL Offshore GmbH & Co and FINCANTIERI – Cantieri Navali Italiani S.p.A.,
Today between Mr. _________ on behalf of and duly  authorised by ATL Offshore GmbH, and  Mr. _________on behalf of and duly  authorised by FINCANTIERI, it is  hereby certified on  _________ in _________ the acceptance of and delivery of the said  Ship .

Authorised Representative of	Authorised Representatives of
FINCANTIERI Cantieri Navali Italiani S.p.A.	ATL Offshore GmbH

Name:	Name:
Title:	Title:

page 20 /23

ENCLOSURE  “C”

Model  of  Bank  Guarantee  for  Progress  Payment

In accordance with the conditions of Contract dated __________ (hereinafter called the Contract ) for the  construction of one Ship for ATL Offshore GmbH (hereinafter called the OWNER), FINCANTIERI Cantieri Navali Italiani S.p.A. - Naval Vessel Business Unit (hereinafter called FINC ) shall deliver a guarantee issued by a bank in favour of the OWNER to guarantee the advance payment  as per Art 10.2…) under the said Contract for an amount of EURO ______________.== (_________________ thousand Euro)

We (name of the Bank)__ have agreed to give to the OWNER such guarantee

NOW THEREFORE, we ___(bank)____.having office at_______, agree unconditionally and irrevocably to guarantee the re-payment to the OWNER, on its first written demand without whatsoever right of objection on our part and without his first claim to FINC in the amount not exceeding EURO ______________== (_________________ thousand ) until delivery of the Ship.

Above written demand shall indicate the violations of FINC under the terms of the said Contract.

We, _____________, further agree that no change or addition to or other modification of the terms of the Contract or of Works to be performed thereunder, shall in any way release us from any liability under this guarantee, and we hereby waive notice of any such change, addition or modification.

This guarantee shall be a continuing guarantee from the date of the payment to FINC of said progress  payment and shall remain into force and effect, or untill all sums of money guaranteed hereby have been paid , or if earlier until the date of signature (which event is expected to happen  on __________), of the “Protocol of delivery and acceptance“ of the Ship, as per model attached hereto, upon presentation to us of an original of the same, and in any case this guarantee will automatically expire on ___date____except for any claim made on or prior to such date or prior to above event, such expiration taking place even if the present guarantee is not returned to us.

The present guarantee is governed  by the “I.C.C. Uniform rules for demand guarantees“ – Publication 458 of International Chamber of Commerce - and for matters not governed by such Uniform Rules, the provisions of the Contract shall apply.

page 21 /23

Attachment to the Bank Guarantee for Progress Payment

PROTOCOL
of
DELIVERY AND ACCEPTANCE OF THE SHIP

SHIP      __________________________

Date and place :_______________________________

With reference to Art. 8 of the Contract signed in_________ on _________ between ATL Offshore GmbH& Co and FINCANTIERI Cantieri Navali Italiani S.p.A., today between Mr. _________ on behalf of and duly  authorised by ATL Offshore GmbH, and Mr. _________ on behalf of and duly authorised by FINCANTIERI, it is hereby certified on  _________ in _________the acceptance of and delivery of the said  Ship.

Authorised Representative of	Authorised Representatives of
FINCANTIERI Cantieri Navali Italiani S.p.A.	ATL Offshore GmbH

Name:	Name:
Title:	Title:

* Issued in three originals, of which:
    -  two for  FINC
    -  one for the OWNER

page 22 /23

ENCLOSURE “D”

Model of Bank Guarantee for Technical Guarantee Period

In accordance with the conditions of Contract dated __________ (hereinafter called the Contract) for the construction of one Ship for ATL Offshore GmbH (hereinafter called the OWNER), FINCANTIERI Cantieri Navali Italiani S.p.A. - Naval Vessel Business Unit (hereinafter called FINC ) shall deliver a guarantee issued by a bank in favour of the OWNER to guarantee the obligations during the technical guarantee period as per Art. 24 under the said Contract, for an amount equal to ten per cent (10%), that is EURO ______________.== (_________________ thousand Euro) for twelve (12) months starting from the delivery date of the Ship.

We   (name of the Bank)___have agreed to give to OWNER such guarantee.

NOW THEREFORE, we ___(bank)____ having office at_______, agree unconditionally and irrevocably to guarantee the re-payment to OWNER, on its first written demand without whatsoever right of objection on our part and without his first claim to FINC in the amount not exceeding EURO ______________.== (_________________ thousand).

Above written demand shall indicate the violations of FINC under the terms of the said Contract.

We, _____________, further agree that no change or addition to or other modification of the terms of the Contract or of Works to be performed thereunder, shall in any way release us from any liability under this guarantee, and we hereby waive notice of any such change, addition or modification.

This guarantee shall be a continuing guarantee from the date of the “Protocol of delivery and acceptance“ of the Ship and shall remain into force and effect, or until all sums of money guaranteed hereby have been paid , or  until the end of the guarantee period, and in any case this guarantee will automatically expire  on ___date____save for any claim made during the guarantee period, such expiration taking place even if the present guarantee is not returned to us.

The present guarantee is governed by the “I.C.C. Uniform rules for demand guarantees“ – Publication 458 of International Chamber of Commerce - and for matters not governed by such Uniform Rules, the provisions of the Contract shall apply.

page 23 /23

Addendum to the Shipbuilding Contract for the construction of one

AHTS Vessel Fincantieri Hull N° 6169

This Addendum is made and entered into on this 18th of June 2009 between:

1.	FINCANTIERI — Cantieri Navali Italiani, S.p.A.,

a company organized and existing under the laws of the Republic of Italy, with Naval Vessel Business Unit located at Via Cipro 11, 16129 Genoa, Italy,

hereinafter referred to as “FINC”

and

2.	ATL Offshore GmbH & Co. “ISLE OF SYLT” KG,

a company organized and existing under the laws of the Federal Republic of Germany and having their principal place of business at Neue Strasse 24, Leer, Germany,

hereinafter called “the Buyer”

and

together referred as “the Parties”

WHEREAS

A)	the Parties have entered into a Shipbuilding Contract dated 30/01/2007 regarding the construction of AHTS Vessel bearing FINC Hull Nos. 6169 (hereinafter called “the Vessel”)

B)	Due to several reasons, inter alia force majeure, the delivery date according to the Shipbuilding Contract shall be re-scheduled.

C)	FINC proposed re-scheduled delivery dates in a letter dd. 25th March 2009 (MM-PM MNZ 137).

D)
In the spirit of cooperation the Buyer is prepared to accept the delivery date proposed by FINC, while FINC is prepared to bear the respective risk for non-compliance of the Vessel to the IMO regulations.

E)	At the same time the Parties wish to settle various outstanding items in respect of the Shipbuilding Contract specified herein.

F)
The above has been subject to an Agreement on an Addendum to 10 Shipbuilding Contracts for the construction of (one) AHTS-Vessel each FINCANTIERI Hull No’s.: 6174, 6162, 6163, 6168, 6171, 6172, 6169, 6173, 6175 and 6176 dd. 31a June 2009 (in the following: the Agreement”). For good order’s sake the Parties agreed to enter into separate addenda with identical wording (safe for logical alterations) for each Shipbuilding Contract between FINC and each respective Buyer. The Agreement shall prevail in case of any inconsistencies and deviations of any Addendum.

The Parties therefore now agree as follows:

1.
The warranty period in respect of FINC’s own works, i.e. hull material and relevant workmanship but excluding third party supplies and/or subcontractor’s works/supplies, shall be extended to 24 months always subject to Article 24 of the Shipbuilding Contract.

The Buyer undertake to pay to FINC the amount of EUR 40.000 if the bollard pull test for such Vessel reaches a peak bollard pull above 200 tons and continuous bollard pull above 195 tons.

2.
The Parties acknowledge that additional costs have arisen/will arise in respect of the assistance to the spooling of the wires and the installation of the DP-1[ which are to be borne by Buyer. In consideration of clause (1) and the above the Buyer will pay to FINC a total amount of EUR 600,000,00 for the Vessel if the bollard pull test is successful. Otherwise the Buyer will pay to FINC the amount of € 560.000,00 for the extension of warranty, the implementation of the DP-II according to the letter MM-GCO 214/BC dd. l7th March 2009 and the assistance to spooling of the wires. All amounts shall be payable latest 6 months after delivery of the Vessel. For the avoidance of any doubt payment under this Addendum shall also qualify as payment under the Agreement dd. 3rd June 2009.

3.
With the payment of this amount any claims FINC may have against the Buyer shall be fully and finally settled. FINC has no further claim against any of the Buyer under the Shipbuilding Contract, unless explicitly agreed between the Parties in writing.

In any case, the above is without prejudice to the Hartmann AG letter dated May 28, 2009, and relevant attachments.

4.
Subject to Hull No. 6162 being delivered to ATL Offshore GmbH & Co. “ISLE OF BALTRUM” KG within its proposed new contractual delivery date (i.e. 30th September 2009) +/- 7 business days and the Refundment Guarantees for vessel being extended for at least 10 months after the new delivery date as set out below in accordance with the Side Letter dd.3`d June, 2009, the Buyers accept the proposed rescheduling of the delivery date for Vessel Hull No 6169 on 15/04/2010.

5.	Provided that above condition as per Cl. 4 hereof is met by FINC and the delivery dates are therefore accepted as set out above, the Shipbuilding Contracts for all Vessels shall be amended as follows:

Art. 8.3. to be deleted and replaced as follows:

Should the Ship not be delivered on or before the contractual delivery date (15/04/2010) for causes for which FINC is liable, FINC shall pay to the Buyers, as final liquidated damages, an amount of EURO for each calendar day of delay as follows:

1st - 15th day	No liquidated damages

16th - 30th day	EURO 5.000,00 (five thousand)

31st - 60th day	EURO 10.000, 00 (ten thousand)

61st - 120th day	EURO 15.000, 00 (fifteen thousand)

Should the delay in the delivery of the Ship, for causes for which FINC is liable, exceed by 120 (one hundred twenty) calendar days the foregoing delivery date as extended - according to the Agreement dd. 03.06.2009 and Articles 17. and 18. hereof - the Buyer, as an alternative to continue in receiving the foregoing liquidated damages, shall have the right to resolve this Contract with the consequences set forth in Article 15 hereof.

The Buyer and FINC will use their best effort to cooperate in order to solve any problem arising during the construction of the Vessel to speed-up the delivery before the date written below, and /or to find an alternative agreement which resolve the matter of the Deadline (i.e.31/07/2010), granting the suitability of the Ship under the MARPOUIMO rules.
Should the Vessel not be delivered on or before 29/07/2010 latest, Buyer will have the right to reject the vessel and resolve the contract unless:
a.           it is either fitted to comply with IMO-Resolution MEPC 141 (54) at no further costs to the Buyer
b.           or alternatively classification society and flag state grant an exemption from the new applicable MARPOUIMO regulations in this respect, or an extension of the Deadline.
This date shall be absolute and not be affected and /or extended for any reason whatsoever, including but not limited to force majeure, unless for reason under letter a. and b. above.
Should the Buyers not exercise their option to resolve the contract the liquidated damages as per art 8.3 shall apply.

6.
All force majeure notices served by FINC until 3rd June 2009 in respect of the original delivery date shall be ineffective between FINC and the Buyer being incorporated in the new delivery dates as per art 4

7.
The Buyer acknowledges that he will have no claim under Article 8.3 of the Shipbuilding Contract for any delay having occurred prior to the date of 3rd June 2009 in respect of the previous delivery date.

8.
All other provisions of the Shipbuilding Contract remain unchanged. Save as explicitly provided for herein this Addendum is not to be construed to be any extension waiver or otherwise on part of each party and shall not preclude the Parties from any other or further exercise of any rights under the Shipbuilding Contract as from time to time amended. In case of any inconsistencies or deviations the Agreement dd. 3rd June 2009 shall prevail.

on behalf of the Buyer:

/s/

Dr. Niels Hartmann

/s/

Niels Roggemann

on behalf of FINCANTIERI Cantieri Navali S.p.A.

/s/

DEED OF ASSIGNMENT NB no. 6169

between

▪	ATL Offshore GmbH, located at Garrelsstr. 14, 26789 Leer, Germany, hereinafter referred to as "ATL" or the Assignor, represented by Dr. Niels Hartmann

and

▪
ATL Offhore GmbH & Co. "ISLE OF SYLT" KG, located at Garrelsstr. 14, 26789 Leer, registered at the Amtsgericht Aurich HRA 200 346 Germany, hereinafter referred to as "ATL-SYLT" or the Assignee, represented by Capt. Bernhard Wichers

and

▪
FINCANTIERI - Cantieri Navali ltaliani, S.p.A., a Company organised and existing under the laws of the Republic of Italy, with Naval Vessel Business Unit located at Via Cipro, 11, 16129 Genoa, Italy, hereinafter referred to as "FINC", represented by Mr. Alberto Maestrini.

hereinafter defined Party and/or Parties.

PREMISES

A) Between ATL and FINC:
— a Shipbuilding Contract for the supply of one "Anchor Handling, Towing and Supply" Vessel (hereinafter referred to as the "SHIP"), Fincantieri no. 6169, was stipulated in Leer on 30th January 2007;
— on 20th March 2007 the Contract was amended between the Parties with a second Side Letter;
— on 11th April 2007 the Contract was amended between the Parties with the Letter prot MM-PMA/MNZ/011
— on 14th July 2007 the Contract was amended between the Parties with an Amendment Agreement;
— on 29th August 2007 the Contract was amended between the Parties with the Letter prot. MM-GCO 629/BC;

B) ATL wants now to assign the Shipbuilding Contract as resulting from the amendments above mentioned (hereinafter called the Contract) to another Company named ATL Offshore GmbH & Co. "ISLE OF SYLT" KG;

C) Said Contract provides at Art. 21:

I I I I I I I I I I I I I
Neither of the Parties hereto shall assign this Contract to a third party unless prior consent of the other Party is given in writing, such consent not to be unreasonably withheld.
One, among others, conditions for consent is that the Assignee will maintain all guarantees received by FINC (including the Letter of Credit), or in case of renewal by the Assignee such guarantees will be renewed in a manner not decreasing the level of guarantee of FINC.
The deed of assignment will be subject to the same legal formalities of this Contract.

For financing purposes the Owner can assign some rights hereof (agreed with FINC but in any case excluding mortgage or any lien on the ship under progress) in order to obtain means for the payment of the third (10.2.c ) and fourth (10.2.d) instalment.

I I I I I I I I I I I I I

D) FINC is ready to accept such assignment;

Therefore the Parties have agreed what follows:

Art 1
The Premises are integral part of this Deed.

Art 2
ATL Offshore GmbH by the present Deed assigns to ATL Offshore GmbH & Co.  “ISLE OF SYLT" KG the Contract.

The first payment of five percent equal to Euro 2.013.000,00 as per Art 10.2.a of the Contract remains in the handy of FINC.
As far as the bank guarantee 896BGC0700117 for the same amount issued by Deutsche Bank, ATL Offshore GmbH & Co. “ISLE OF SYLT" KG will ask said bank to endorse the same in its favour, and ATL as present beneficiary will give to said bank its consent to the endorsement.

Art 3
ATL Offshore GmbH & Co. "ISLE OF SYLT" KG accepts from the signature of present Deed, title, rights and liabilities of the Contract.

Art 4
FINC herewith acknowledges and agrees to the assignment to ATL offshore GmbH & Co. "ISLE OF SYLT" KG of the Contract. The mother company will in any case remain liable towards FINC of all obligations of the Assignee deriving from said Contract.

Signatures

This Deed of Assignment is signed in three (3) identical originals, one for ATL, one for ATL-SYLT and one for FINC, and the third copy (with signatures authenticated by a Notary Public) for the registration in the Italian Coast Guard of the territory in which the Ship is built.

SIGNED by Dr. Niels Hartmann
who hereby declare to act on behalf of
and be duly authorised by ATL

/s/	Date:	19.09.07

SIGNED by Capt. Bernhard Wichers
who hereby declare to act on behalf of
and be duly authorised by ATL-SYLT

/s/	Date:	19.09.07

SIGNED by Eng. Alberto Maestrini
who hereby declare to act on behalf of
and be duly authorised by FINC

/s/	Date:	15 OTT. 2007